INTERCREDITOR AGREEMENT


          INTERCREDITOR AGREEMENT dated as of July 28,
1995 between THE HUNTINGTON NATIONAL BANK, a national banking association ("Huntington"), as trustee (in such capacity, as "Trustee") under the Indenture dated as of July 28, 1995 (as amended, supplemented or otherwise modified form time to time, the "Indenture") between NS
Group, Inc. (the "Company") and Huntington as collateral agent under certain of the Security
Documents (as defined in the Indenture) (Huntington, in its capacities as Trustee and Collateral Agent, shall be referred to herein as "Trustee"), and THE BANK OF
NEW YORK COMMERCIAL CORPORATION, a New York corporation, as ACM Agent (in such capacity, the "Bank
Agent") under the Revolving Credit, Guaranty and
Security Agreement dated as of July 28, 1995, among the Borrowers (hereinafter defined), the Lenders as defined therein (the "Banks") and the Bank Agent (as amended, supplemented, or otherwise modified from time to time, the "Loan Agreement"). The Trustee and the Bank Agent are each hereinafter sometimes referred to individually as a "Collateral Agent" and collectively as the "Collateral Agents".

          The Banks will make loans (collectively, the "Revolving Loans") to Newport Steel Corporation
("Newport"), Koppel Steel Corporation ("Koppel") and
Imperial Adhesives, Inc. ("Imperial"; and, together with Newport and Koppel, the "Borrowers"), guaranteed by the Company, Erlanger Tubular Corporation
("Erlanger") and the Company's other wholly-owned subsidiaries (collectively, the "Bank Loan
Guarantors"), and secured principally by accounts receivable arising in the ordinary course of business, inventory and the proceeds thereof, as more particularly described in the Loan Agreement.

          The Company issued $131,096,000 13 1/2% Senior
Secured Notes due 2003 (the "Securities") under the
Indenture, and Koppel, Newport and Erlanger
(collectively, the "Senior Secured Note Guarantors") are each executing a Subsidiary Guarantee of the Company's obligations under the Indenture and the Securities (the "Senior Secured Note Guarantee") and are each executing and delivering to the Company an Intercompany Note in connection with the issuance of the Securities (collectively, the "Intercompany
Notes"). The Company is receiving security interests in certain property of each of the Senior Secured Note
Guarantors in connection with the Intercompany Notes and is pledging the Intercompany Notes and related security interests to the Trustee as additional collateral for the issuance of the Securities. The
Securities, the Intercompany Notes, and the Senior
Secured Note Guarantee are secured principally by equipment, fixtures and real property, as more particularly described in the Security Documents (as defined in the Indenture, but excluding this Intercreditor Agreement) (collectively, the "Senior
Secured Note Security Documents"). The Indenture and the Senior Secured Note Security Documents are collectively referred to herein as the "Trustee
Security Documents."  The Company, the Borrowers, the
Bank Loan Guarantors and the Senior Secured Note
Guarantors are sometimes collectively referred to as "Holdings Group".

          NOW, THEREFORE, in consideration of the
premises and for other good and valuable consideration, the parties hereto hereby agree as follows:

          1.   Description of Collateral.

          (a)  The Bank Agent has, pursuant to the Loan
Agreement, a security interest in the "Collateral" as defined in the Loan Agreement (the "Bank Agent
Collateral") which Bank Agent Collateral includes, among other items,

  (i)     Receivables, as defined in the Loan Agreement
          (herein, the "Accounts Receivable");

 (ii)     General Intangibles, as defined in the Loan
          Agreement (herein, the "Working Capital
          Intangibles");

    (iii) Inventory, as defined in the Loan Agreement
          (herein, the "Inventory"); and

 (iv) The proceeds and products of all the items of Collateral, in whatever form (herein, the "Proceeds").

          (b)  The Trustee has, pursuant to the Trustee
Security Documents, a security interest in the "Collateral" as defined in the Indenture (the "Trustee
Collateral") which Trustee Collateral includes, among other items:

  (i) The real estate and improvements owned or leased by the Senior Secured Note Guarantors
          (herein, the "Real Property");

 (ii) Equipment including, without limitation, (x) furniture, furnishings, tools, lubricants, spare parts, shelving, displays, cases, accessories, motors and engines, and (y) with respect to the foregoing all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (herein, the "Equipment");

      (iii)    Fixtures (herein, the "Fixtures");

       (iv)    The Intercompany Notes and the
               collateral securing such Intercompany
               Notes pursuant to the Pledge and
               Security Agreement (as defined in the
               Indenture); and

       (v)     The proceeds and products of all the
               items of Collateral in whatever form
               (herein, the "Proceeds").

          2.   Agreements with Respect to Collateral.

          (a) The Bank Agent shall not have a security interest and shall not exercise any right or remedy or assert, except as provided for by this Agreement, any claim with respect to the Trustee Collateral, and the Trustee shall not have a security interest and shall not exercise any right or remedy, or assert any claim with respect to the Bank Agent Collateral.

          (b) If either Collateral Agent shall receive any proceeds or other accounts payable with respect to any collateral (including, without limitation, any proceeds of a sale, foreclosure, loss, damage or otherwise with respect to such collateral), which collateral, pursuant hereto, is subject to a security interest in favor of the other Collateral Agent, the Collateral Agent receiving such proceeds shall promptly remit the same to the other Collateral Agent.

          (c) Each of the Collateral Agents will, upon request of the other, from time to time execute and deliver or cause to be executed and delivered such further instruments and do and cause to be done such further acts as may be necessary or proper to carry out more effectively the provisions of this Agreement.

          (d)  The Trustee will send to the Bank Agent
a copy of each notice of default it sends to Noteholders pursuant to Section 9.2 of the Indenture.

          (e)  The Trustee agrees that, at any time
when it has physical possession or control of any of the Trustee Collateral or any Bank Agent Collateral, it will at all times allow the Bank Agent the right, at the cost, risk and expense of the Bank Agent and so long as such right is exercised in a manner which does not damage the Trustee Collateral, to enter and use such Trustee Collateral for the purpose of repossession, completing the manufacture of, removing, selling or preparing for shipment any Inventory which is subject to the Bank Agent's security interest and otherwise to realize upon the Bank Agent Collateral in a manner not inconsistent with the provisions of this Agreement; provided, however, if the Trustee believes that the Trustee Collateral is not safe for operation and use, the Trustee and Bank Agent shall jointly select and hire an outside independent expert to examine the Trustee Collateral. If the Trustee and the Bank Agent cannot agree on an outside independent expert within five days, the Bank Agent may select and hire the outside independent expert; provided, however, the Bank Agent may not unreasonably object to a qualified expert proposed by the Trustee. If such expert agrees that the Trustee Collateral is not safe for operation and use, the Bank Agent agrees not to enter and use such Trustee Collateral, without Trustee's consent. Notwithstanding the foregoing provisions, the Bank Agent may always have limited access to the Trustee Collateral for the purpose of retrieving the books and records relating to the Bank
Agent Collateral. In addition, the Trustee will allow the Bank Agent to store any such collateral or take the actions referred to in the preceding sentence on the premises which comprise the Trustee Collateral for up to (i) with respect to the Bank Agent's right to store the Bank Agent Collateral and to take all of the actions enumerated above other than completing the manufacture of Inventory, six months after the date, if ever, on which the Trustee gains physical possession or control of said premises, and (ii) with respect to the Bank Agent's right to complete the manufacture of Inventory, three months after the date, if ever, on which the Trustee gains physical possession or control of said premises. The rights of the Bank Agent enumerated in this Paragraph (e) are effective notwithstanding any default of the Company under the Indenture or of the Company or any of the Senior
Secured Note Guarantors under any other agreement relating to the Senior Secured Notes between the Trustee and the Company or any of the Senior Secured
Note Guarantors; provided, however, the rights of the Bank Agent enumerated in this Paragraph (e) do not preclude the Trustee from proceeding simultaneously with the foreclosure and sale of the Trustee Collateral so long as such proceedings are subject to Bank Agent's rights.

          3.   Applicability of Priorities.  The
priorities provided for in Section 1 of this Agreement shall apply:

          (a)  without regard to the time or order of
attachment or perfection of the security interests and other liens to secure either the Revolving Loans or the Securities, and without regard to the giving or failure to give notice of the acquisition of any such security interest or lien; and

          (b)  with respect to the relative priority
and attachment of the security interests and liens perfected by any party hereto, or with respect to the attachment of such security interests or liens to the proceeds of the collateral in question or to the proceeds of the proceeds thereof, notwithstanding anything to the contrary in the provisions of the Uniform Commercial Code or the Bankruptcy Code of 1978, as amended, or any state bankruptcy or creditors act, and notwithstanding the giving or failure to give notice of the acquisition or expected acquisition of any property or security interest.

          4.   Notice of Default.  Each Collateral
Agent agrees that if it declares an obligor to be in default under its agreements, or makes demand for payment of all obligations thereunder, such Collateral
Agent will promptly notify the other Collateral Agent of any such declaration, but the failure to so notify shall not affect the rights of the parties hereto.

          5.   No Effect on Others.  This Agreement
shall not affect the rights of the Collateral Agents relative to the rights of any other creditors of any member of the Holdings Group, provided, that, so long as this Agreement is in effect, the Bank Agent shall not exercise its rights under the Intercreditor
Agreement, dated as of even date herewith, by and between the City of Dayton, Kentucky, a Municipal
Corporation of the fourth class, and the Bank Agent to the extent such rights are greater than its rights under this Agreement. Nothing in this Agreement shall be construed in any way to modify or relieve the obligations of the members of the Holdings Group to perform their respective obligations under the Loan
Agreement or the Trustee Security Documents or to modify the respective obligations and liabilities contained therein.

          6.   Amendments.  The Bank Agent may amend
the Loan Agreement, and the Trustee may amend the Trustee Security Documents, without the consent of the other Collateral Agent; provided, that for the purposes of this Agreement, the capitalized terms contained in paragraph 1(a) hereof shall have the meanings given to them on the date of this Agreement; provided, however, that any amendment to the Loan Agreement that materially impairs the ability of the Company to repay the Securities and any amendment to the Trustee
Security Documents that materially impairs the ability of the Borrowers to repay the Revolving Loans shall not be effected without the consent of the other Collateral
Agent.

          7.   Books and Records.  In the event the
Bank Agent elects to exercise its right in connection with its security interest to remove the books and records of any member of Holdings Group it will do so only for the purpose of copying such books and records, and it will return the original for the benefit of the Company, the Borrowers or the Guarantors (to the extent agreed under the Loan Agreement) or the Trustee, as the case may be.

          8.   Miscellaneous.

          (a) Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be deemed to have been duly given or made when delivered or telexed or if deposited in the United States mail, three days after the day of deposit, first class postage prepaid, addressed, in the case of the Bank Agent as provided in the Loan
Agreement and, in the case of the Trustee, as provided in the Indenture, or to such other address as such party may hereafter specify in a written notice to the other parties named herein. A copy of any such notice, request or demand and any other communication shall be delivered to Holdings Group at the following address:

                    John R. Parker
                    NS Group, Inc.
                    P.O. Box 1670
                    Ninth and Lowell Streets
                    Newport, Kentucky 41072
                    Telecopier No. (606) 292-0593

          (b) Amendments and Successors. No agreement shall be effective to amend, supplement or discharge in whole or in part this Agreement unless such agreement is in writing, signed by the Collateral Agents. This
Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

          (c)  Severability.  Any provision of this
Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (d)  Termination.  This Agreement shall
terminate upon the payment in full of all amounts outstanding under the Loan Agreement and other obligations of the Company, the Borrowers and the Bank
Loan Guarantors incurred thereunder or the payment in full of the Securities and other obligations of the Company and the Senior Secured Note Guarantors incurred thereunder or under the Senior Secured Note Guaranties.

          (e)  Headings.  The headings in this
Agreement are for convenience of reference only and shall not define or limit the terms thereof.

          9.   GOVERNING LAW.  THIS AGREEMENT AND THE
RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS
AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF
NEW YORK.

          10.  Submission to Jurisdiction; Waivers.
Each of the Collateral Agents hereby irrevocably and unconditionally:

                 (i)     submits for itself and its
     property in any legal action or proceeding relating to this Agreement to which it is a party, or for recognition and enforcement of judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New
     York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                (ii)     consents that any such action
     or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (iii)     agrees that service of process
     in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Collateral Agent at its address set forth in the Indenture or the Loan Agreement, respectively, or at such other address of which the other Collateral Agent shall have been notified pursuant hereto;

                (iv)     agrees that nothing herein
     shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                 (v)     waives, to the maximum extent
     not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers as of the date first above written.


     THE BANK OF NEW YORK COMMERCIAL
     CORPORATION, ACM Agent



     By: /S/ DANIEL J. MURRAY
    Title: Vice President



THE HUNTINGTON NATIONAL BANK, as Trustee



By: /S/ CANDADA J. MOORE
  Title: Trust Officer